UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 29, 2018, ReShape Lifesciences Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that Nasdaq has determined to delist the Company’s securities pursuant to Nasdaq’s discretionary authority under Listing Rule 5101 and the Company’s failure to maintain compliance with the minimum bid price requirement under Listing Rule 5550(a)(2) (the “Bid Price Rule”). Ordinarily, under the Nasdaq rules, the Company would be provided a compliance period of 180 days in which to regain compliance. However, Nasdaq has determined to apply additional or more stringent criteria and delist the Company’s securities pursuant to Listing Rule 5101. Nasdaq’s determination is based on public interest concerns raised by the Company’s issuances of common stock from the exercise and conversion of convertible preferred stock and warrants resulting in substantial dilution for its common stockholders, non-compliance with the Bid Price Rule and numerous reverse stock splits. In addition, Nasdaq considered the low current price of the Company’s common stock.

In addition, as previously disclosed by the Company, on August 22, 2018, Nasdaq notified the Company that it failed to comply with Listing Rule 5250(e) on four separate occasions during the period June through August 2018. Listing Rule 5250(e) requires a company to file a Notification Form Listing of Additional Shares at least 15 days prior to the issuance or potential issuance of common stock greater than 10% of the total shares outstanding. In each case, the Company either filed the notification shortly before or after the transaction in violation of Listing Rule 5250(e). As a result, these violations each serve as an additional basis for delisting.

The Company intends to appeal Nasdaq’s decision to a hearings panel pursuant to the procedures set forth in the Nasdaq rules, which would stay the suspension of the Company’s securities pending the hearing panel’s decision.  The Company can provide no assurance that, following the hearing, the hearings panel will grant the Company’s request for continued listing or that the Company can maintain compliance with the other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: October 30, 2018